Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity TELECOM CORPORATION OF NEW ZEALAND LIMITED

ABN 050 611 277

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	WAYNE BOYD

Date of last notice	8 December 2006

Part 1 — Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	DIRECT (VIA PARTNERSHIP)
Nature of indirect interest
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.	N/A

Date of change	9 March 2007

No. of securities held prior to change	33,529

Class	ORDINARY

Number acquired	501

Number disposed	0

Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	NZ$2,348.68

No. of securities held after change	34,030

ACQUISITION OF SHARES
BY VIRTUE OF THE DIVIDEND
RE-INVESTMENT PLAN BY
Nature of change	CUSTODIAL SERVICES LIMITED
Example: on-market trade, off-market	ON ACCOUNT OF AORAKI
trade, exercise of options, issue of	PARTNERSHIPOF WHICH WAYNE
securities under dividend reinvestment	BOYD AND ANN CLARKE ARE
plan, participation in buy-back	PARTNERS

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract
Nature of interest

Name of registered holder
(if issued securities)
Date of change
No. and class of
securities to which
interest related prior
to change
Note: Details are
only required for a
contract in relation to
which the interest has
changed
Interest acquired
Interest disposed
Value/Consideration
Note: If
consideration is
non-cash, provide
details and an estimated
valuation
Interest after change

+ See chapter 19 for defined terms